Exhibit 2.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

IGLUE, INC.

ARTICLE I

The name of the corporation shall be iGlue, Inc. (the "Corporation").

ARTICLE II

The period of its duration shall be perpetual.

ARTICLE III

The Corporation is organized purpose of conducting any lawful business for which a corporation may be organized under the laws of the State of Nevada.

ARTICLE IV

The aggregate number of shares that the Corporation will have authority to issue is Two Hundred Ten Million (210,000,000) shares will be Common Stock, with a par value of $0.001 per share. Shares of any class of common stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(i) designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(ii) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(iii) alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares;

(iv) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a paii of the series;

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(v) determine the dividend rate on the shares of any class of shares or series of shares, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that class of shares or series of shares;

(vi) determine whether that class of shares or series of shares will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii) determine whether that class of shares or series of shares will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors determines;

(viii) determine whether or not the shares of that class of shares or series of shares will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(ix) determine whether that class of shares or series of shares will have a sinking fund for the redemption or purchase of shares of that class of shares or series of shares and, if so, the terms and amount of such sinking fund;

(x) determine the rights of the shares of that class of shares or series of shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class of shares or series of shares; and

(xi) determine any other relative rights, preferences and limitations of that class of shares or series of shares.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto shall be vested in the common stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE V

Provisions for the regulation of the internal affairs of the Corporation will be contained in its Bylaws as adopted by the Board of Directors. The number of Directors of the Corporation shall be fixed by its Bylaws.

ARTICLE VI

The Corporation shall indemnify any person against expenses, including without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, in all circumstances in which, and to the extent that, such indemnification is permitted and provided for by the laws of the State of Nevada then in effect.

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ARTICLE VII

To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as the same exists or may hereafter be amended, an officer or director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages.

ARTICLE VIII

The Corporation expressly elects not to be governed by or be subject to the provisions of sections 78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state which may be deemed to apply to the Corporation from time to time.

ARTICLE IX

Pursuant to the Order of the District Court of Clark County, Nevada entered April 19, 2016 in the cause known as In the Matter of iGlue, Inc., cause no. A-16-733031-P a copy of which is attached as Annex A hereto, (the "Order") and incorporated by reference herein, the Petitioner in said case, Barton Hollow Limited Liability Co., a Nevada limited liability company, was appointed custodian of the Corporation. As required under the Order, and pursuant to NRS 78.347(4), Barton Hollow Limited Liability Co., states as follows:

A.	Neither Barton Hollow Limited Liability Co., nor its affiliates or subsidiaries have been found to have violated, or otherwise been convicted of, any criminal, administrative, civil or Financial Industry Regulatory Authority, or Securities and Exchange Commission, regulation or statute;
B.	Barton Hollow Limited Liability Co., made various unsuccessful attempts, including February 4, 2016, to contact the last known officers and directors of iGlue, Inc. to demand that the corporation comply with corporate formalities and to continue its business;
C.	Barton Hollow Limited Liability Co., is now actively pursuing the business of Air Transport Group Holdings, Inc., in an effort to further the interest of its stockholders;
D.	Pursuant to the Order, Barton Hollow Limited Liability Co was required to reinstate the corporate charter of iGlue, Inc., and has done so effective as of April 19, 2016

SIGNATURE

The undersigned hereby certifies on behalf of IGLUE, INC., a corporation duly organized and existing under the laws of the State of Nevada (the “Corporation”) that:

1. The undersigned is the President and Secretary, respectively, of the Corporation.

2. The foregoing Amended and Restated Articles of Incorporation have been duly approved by a majority vote of the Board of Directors.

3.The foregoing Amended and Restated Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Nevada Corporations Code.

I further declare under penalty of perjury under·the laws of the State of Nevada that the matters set forth in this certificate are true and correct of our own knowledge.

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IN WITNESS WHEREOF, the undersigned officers have signed this Amended and Restated Articles of Incorporation this 19th day of April, 2016.

/s/ Adam S. Tracy
By: Barton Hollow, LLC as Custodian of iGlue, Inc.
Name: Adam S. Tracy
Its: Managing Member
Title: President

/s/ Adam S. Tracy
By: Barton Hollow, LLC as Custodian of iGlue, Inc.
Name: Adam S. Tracy
Its: Managing Member
Title: Secretary

Sworn to before me this 19th day of April, 2016.

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Filed in the office of I D<,cument Numb<!l· K _h_ ! 20170203352 - 25 Barbara K. Cegavs ; k / e ()g/ 2 ()<l 1 TtS•OOAM Secretarv of State • Entity Number C29846 - 2000 State of Nevada BARBARA K. CEGAVSKE Secretary of State 202 North Carson Streat Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78 . 390) USE fllACK INK OHLY • DO HOT HIGHLIGHT ABOVE SPACE IS FOR OF1'lCI= USE ONLY • Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) 1. Name of corporation: IGLUE, INC. 2. The articles have been amended as follows: (provide article numbers, if available) That the articles be amended so that the authorized common shares are to be incerease to 500,000,000 at a par value ofS0.001 3 . The vote by which the stockholders holding shares in the corporatio n entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by dasses or series . or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Una.m i IA.3 O Time: 4. Effective date and time of filing: (optional) Date: LJ, I - l t (must not be later than 90 days after the certificate is filed) 5 . Signature: (required} X · t : Signature of Officer ·tt any proposed amendment would alter or c : hange any preference or any relatiVe or other right given to any dass or series of outstanding ShareS, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majo,jty of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof . This form must be accompanied by appropriate fees. IMPORTANT: Failure to inclu any of ttte above infofmation and submit with lhe proper fees may cause this filing to be rejected. Nevada Seaaary ol Slate Amend Prollt - Ml!r Revised: 1 - 5 - 15 I

IGLUE, INC. RESOLUTION OF BARTON HOLLOW, LLC, AS COURT APPOINTED CUSTODIAN The undersigned, being the Court - appointed custodian of iGlue, Inc . , a Nevada corporation (the "Corporation"), acting in accordance with Section 78 . 347 of the Nevada Revised Statutes, hereby consents to the adoption of the following resolutions : Appointment of Director WHEREAS, in accordance with the Section 78 . 347 of the Nevada Revised Statutes, Barton Hollow, LLC, a Nevada limited liability company, was appointed Custodian of the Corporation pursuant to an Order of District Court of Clark County, Nevada, cause no . A - 16 - 733031 - P, on April 19 , 2016 (the "Order")(the "Custodian")(See Exhibit A) ; I 1 WHEREAS, pursuant to Section 78 . 347 of the Nevada Revised Statutes Order, the Custodian is authorized to take any actions on behalf of the Corporation that are reasonable, prudent, or for the benefit of the Corporation . WHEREAS, the Custodian deems it to be in the best interest of the Corporation and its stockholders to adopt the following resolutions ; NOW, THEREFORE, BE IT RESOLVED, that the following persons are elected as directors of the Corporation to serve until the next annual meeting and election of their successors : Kenneth Boutilier Peter Raider FURTHRE RESOLVED, that any appointment of any other Director is hereby terminated, such Directors having abandoned their position and otherwise failed to participate in any meeting of the Corporation's stockholders for a period no less than four (4) years . Consent WHEREFORE, this Consent shall have the same force and effect as a majority vote cast at a meeting of the shareholders duly called, noticed, convened and held in accordance with the law, the Articles oflncorporation, and the Bylaws of the Corporation .

Effective date: April 4 , 2017 BARTON HOLLOW, LLC, a Nevada limited liability company As Court - Appointed Custodian for iGlue, Inc., a Nevada corporation 2 By: dam S. Tracy Its : Managing Member ,C:: '. .i,h /1 Signed before me this D day of (.ll pr - 1' / , 2017 MEGAN RUETTIGER Official Seal Notary Public • State of Illinois My Commission Expires Nov 7, 2020

STATE OF NEVADA BARBARA K. CEGAVSKE SecretaJ) ' of Stare KIAmERLEY PERONDI Deputy Secrera1y for Commercial Recordings Commercial Recordings Division 202 N. Carson street Carson City, NV89701 - 4201 Telephone (77 5) 684 - 5708 Fax(775) 684 - 7138 OFFICEOF THE SECRETARY OF STATE KEN BOUTILIER NV Special Handling Instructions: FSC EMAIL SAE 12/20/17 Charges Amount Price Qty Filing Date/Time Docwnent Nwnber Description $175.00 $175.00 1 12/20/201710:10:12AM 20170535996 - 37 Amendment $125.00 $125.00 1 12/20/201710:10:12AM 20170535996 - 37 24 Hour Expedite $300.00 Total Job:C20171220 - 1463 December 20, 2017 Payments Amount Description Type $300.00 51380840316764511030901 Credit $300.00 Total Credit Balance: $0.00 Job Contents: File Stamped Copy(s): Business License(s): 1 1 KEN BOUTILIER NV

Ullllll llllllll 111111111,IIII ----- -- - BARBARA K. CEGAVSKE Secretary of State 202 North Canson Street Carson City, Nevada 89701 - 4201 (TTS) 684 - 5708 Website: www.nvsos.gov Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390) •090204• K Document N umb e r 20170535996 - 37 Filed in the office of . - Barbara K. Cegavske Secretary of State S t ate of Nevada F i l i ng Date and Time 12/20/2017 10:10 AM E nt i ty Number C29846 - 2000 .: USE BLACK INKONLY• DONOT HIGHLIGHT A80V1:SPACE IS FOR OFFICI!USEOHL Y Certificate · of Amendment to Artl . cles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 • After Issuance of Stock) : I a 1 . i : N U a E m , e of corporation: iNc. ·· · · - - - - · · -- -- ·• • • ! i · · - - -- · .. .. ...... . , . •• - ... , .. ... - . ••. ~··, I -- ••U - · - · -- · - -- · -- · - 2. The articles· have been amended as follows: (provid; article numbers, if available) ; cb · a g - f - fr iGLUE , - i N c . t " - AEP - ; , - · hl - . t · c 29s4 i: 2000 : o 1 o " . ; ! En ti ty Number: C29846 - 2000 · NV Business ID: NV20001468200 - - - · · -- ··"'· -- · ·· · · • · - · · -- · ·· -- ·· · -- · · · · - · - · - · ·· · -- ·· -- · - · -- - ·· -- - ; ! - -- · - - - - - - •• - • - ··, I ! ! i 1 1 ' i I --- · ---- - · · - · - ·· ... . . J 3 . The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the . case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is : : 400,000,000 • i • • - • - • • •• - • • • • • - •• • M •••• M - - M • - - • • • - - • ---- - •••••> ..l 5. Signature: (required) X Signature of Officer *If any proposed amendm t would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then e amendment must be approved by the vote, in addition to the affirmative vote otherwise requirad, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof . ' Date: 12/20/2017 ! 4Ef.fective date and time of filing: (optional) Time: . ------ · _J (must not be later than 90 days after the certificate Is flied) This form must be accompanied by appropriate fees. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. Nevada Secre1aty of StateAmend Profit - Me, ReYfsed: 1 - 6 - 15 - ·· · -

st,CRETARY OF STA.'J'E NEVADA STATE BUSINESS LICENSE AC PARTNERS, INC. Nevada Business Identification# NV20001468200 Expiration Date: November 30, 2018 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 20, 2017 K. Barbara K. Cegavske Secretary of State You may verify this license at www.nvsos.gov under the Nevada Business Search. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.